File No. 024-______________

As filed with the Securities and Exchange Commission on December 2, 2021

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 2, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

VizConnect, Inc.

750,000,000 Shares of Common Stock

By this Offering Circular, VizConnect, Inc., a Nevada corporation, is offering for sale a maximum of 750,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $._____[0.001-0.005] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around January 7, 2021; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	750,000,000	[$0.001-$.005]	$-0-	[$750,000-$3,750,000]

(1)

We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $12,500. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “VIZC” in the OTC Pink marketplace of OTC Link. On December 1, 2021, the closing price of our common stock was $0.00105 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock shall be entitled to the number of votes equal to the total number of shares of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders. Our officers and directors, as a group, as the owners of 66.67% of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 5). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 202__.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to VizConnect, Inc., a Nevada corporation.

Our Company

VizConnect, Inc. was incorporated in the State of Nevada on October 15, 2010. We operate as a consulting firm specializing in assisting companies by providing first class business development consulting. Our portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement.

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Offering Summary

Securities Offered	750,000,000 shares of common stock, par value $0.00001 (the Offered Shares).
Offering Price	$._____[$0.001-$.005] per Offered Share.
Shares Outstanding Before This Offering	4,357,340,741 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	5,107,340,741 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Preferred Stock shall be entitled to the number of votes equal to the total number of shares of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders. Our officers and directors, as a group, as the owners of 66.67% of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “VIZC” in the OTC Pink marketplace of OTC Link.
Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for sales and marketing expenses, general and administrative expenses and working capital. (See “Use of Proceeds”).
Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information

Our principal executive offices are located at 91 Auburn Street, Suite J - #269, Portland, Maine 04103; our telephone number is 855-849-2666; our corporate website is located at www.vizconnect.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

There is doubt about our ability to continue as a viable business. We have never earned a profit from our operations. There is no assurance that we will ever earn a profit.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our full plan of business. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history. We are without a history of profitable operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

•	our dependence upon external sources for the financing of our operations, in light of the fact that there are concerns with respect to our ability to continue as a going concern;
•	our ability to execute our business plan;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to finance our business;
•	our ability to compete and succeed in a highly competitive and rapidly evolving business; and
•	our ability to respond and adapt to changes in technology.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in establishing our business consulting operations. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business consulting operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers’ serving without current compensation; the loss of these executive officers could disrupt our operations and adversely affect the development of our business. Our success in establishing our business consulting operations will depend, primarily, on the continued service of our executive officers, Paul Cooleen, Edward Carroll and Andrew Preston. We have not entered into employment agreements with our executive officers. The loss of service of Messrs. Cooleen, Carroll and Preston, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

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Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the business consulting industry. Rather, our plans for implementing our business consulting services and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business consulting operations.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We face intense competition and many of our competitors possess greater resources that may enable them to compete more effectively. The business services industry in which we operate, as well as the industries in which we intend to operate assuming we obtain adequate capital, in general, are subject to intense and increasing competition. Some of our competitors may have greater capital resources which may enable them to compete more effectively than do we. Our competitors may devote their resources to developing and marketing services or products that will directly compete with our services or products. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our services or products. There are no assurances that such competition will not lead to reduced prices for our services or products. If we are unable to successfully compete with existing companies and new entrants to the markets, this will have a negative impact on our business and financial condition.

The development of our business may suffer as a result of the COVID-19 pandemic. It is possible that the negative economic impact caused by the COVID-19 pandemic will result in long-term economic weakness in the United States and/or globally and our ability to establish our business could be severely negatively impacted. It is possible that our company would not be able to survive as a going business during any such long-term economic weakness.

Our success depends, in part, on attracting customers to use our planned services, and if these customers do not adopt our services, then our revenue will be severely limited. Acceptance of our business services will depend on several factors, including their cost, ease of use, familiarity of use, convenience, timeliness, and reliability. If we fail to identify and meet our customers’ needs and expectations adequately, our services may not be competitive and our ability to generate revenues may be compromised. We also cannot ensure that our business model will gain wide acceptance among our targeted customers. If the anticipated market for our business services collapses, fails to develop, or develops more slowly than we expect, our ability to achieve or to continue generating revenues could be reduced.

We will be required to comply with our obligations in our intellectual property licenses with third parties. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. In this regard, if we fail to comply with our obligations in our intellectual property licenses with third parties, if obtained, we could lose license rights that are important to our business. We are not currently party to any intellectual property license agreement with any third parties. Assuming we obtain adequate funding, of which there is no assurance, we expect to enter into licenses in the future. We expect that any such future licenses will impose various diligences, milestone payment, royalty, insurance and other obligations on us. If we fail to comply with these obligations, the licensor may have the right to terminate the license, in which event we might not be able to market any product that is covered by the licensed patents.

Patent litigation or other litigation in connection with our intellectual property rights may lead to publicity that may harm our reputation and the value of our common stock may decline. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the value of our common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

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Protecting and defending against intellectual property claims may have a material adverse effect on our business. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. From time to time, we may receive notice that others have infringed on our proprietary rights or that we have infringed on the intellectual property rights of others. There can be no assurance that infringement or invalidity claims will not materially adversely affect our business, financial condition or results of operations. Regardless of the validity or the success of the assertion of claims, we could incur significant costs and diversion of resources in protecting or defending against claims, which could have a material adverse effect on our business, financial condition or results of operations. We may not have the funds or resources available to protect our intellectual property.

Our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in financial, research and development, manufacturing, marketing, sales, distribution, and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for our products. They could develop products that would render our product candidates, and those of our collaborators, obsolete and noncompetitive. If we are unable to compete effectively against these companies, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. This would adversely affect our ability to generate revenues.

Healthcare reform measures could adversely affect our business. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. The efforts of governmental and third-party payers to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical companies. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in our common stock value or limit our ability to raise capital or to enter into collaborations or license rights to our products.

Federal legislation may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. The legislation uses formularies, preferred drug lists and similar mechanisms that may limit the number of drugs that will be covered in any therapeutic class or reduce the reimbursement for some of the drugs in a class. More recently, the Patient Protection and Affordable Care Act of 2010 also contained certain provisions with the potential to affect pricing of pharmaceutical products.

As a result of the expansion of legislation, including recent healthcare insurance legislation, and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives could decrease the coverage and price that we receive for our products in the future and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement systems, and any limits on or reductions in reimbursement that occur in the Medicare program may result in similar limits on or reductions in payments from private payers.

Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any. Assuming we obtain sufficient funding, we intend to enter the pharmaceutical manufacturing and sale industry. The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. A prime example of the effort to provide safe, lower cost drugs to consumers is Safe Importation Action Plan that was released by the Department of Health and Human Services (HHS) and the Food and Drug Administration (FDA), which plan is describes steps the HHS and FDA will take to allow the safe importation of certain drugs originally intended for non-US markets. If the laws or regulations are changed to permit or more easily permit the importation of drugs into the United States in circumstances that are currently not permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

Laws and regulations affecting the regulated industrial hemp industry are in a constant state of flux, which could negatively affect our business, and we cannot predict the impact that future regulations may have on us. Assuming we obtain sufficient funding, we intend to enter the industrial hemp industry. Local, state and federal industrial hemp laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our business operations. We are unable to predict the nature of any future laws, regulations, interpretations or applications, nor are we able to determine the effect any such additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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FDA regulation of industrial hemp and industrial-hemp-derived CBD could negatively affect the industrial hemp industry, which could adversely affect our planned operations and financial condition. Assuming we obtain sufficient funding, we intend to enter the industrial hemp industry. While the 2018 Farm Bill recently legalized industrial hemp, the U.S. Food and Drug Administration (FDA) intends to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA is in the process of issuing rules and regulations, including CGMPs (certified good manufacturing practices) related to the licensing of growth, cultivation, harvesting and processing of industrial hemp. Companies may need to perform clinical trials to verify efficacy and safety, which could prove costly and delay production and profits. It appears likely the FDA will require that facilities where hemp is grown be registered and comply with certain federally prescribed regulations which have not yet been released. In the event that some or all of these regulations are imposed, we are unable to predict what the impact would be on the industrial hemp industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business in its current form or at all, to the extreme detriment to our financial operating results and condition.

Changes to state laws pertaining to hemp could negatively impact any future operations. Assuming we obtain sufficient funding, we intend to enter the industrial hemp industry. The 2018 Farm Bill provides that states and Native American tribes may assume primary regulatory authority over the production of Hemp in their jurisdictions through a hemp plan approved by the USDA. As of the date hereof, the USDA has approved a few dozen state and tribal hemp production plans submitted after the IFR became effective. If a state does not elect to devise a hemp regulatory program, the USDA will develop a program under which hemp cultivators in such states can apply for licenses. Continued development of the hemp industry will be dependent upon new legislative authorization of hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action at the state and federal levels, numerous factors may impact or negatively affect the legislative process within the various states. Any one of these factors could slow or halt use of hemp or CBD, which would negatively impact our company’s business or growth, including possibly causing us to discontinue operations as a whole.

Legislative and regulatory uncertainties, along with difficulties concerning potential enforcement activities by U.S. federal, state and local governments (or discretion exercised thereby), also represent significant risks to our company’s planned business activities. Possible risks that could cause a diminution of the industrial hemp industry include, but are not limited to:

•	positions asserted by the FDA concerning products containing derivatives from hemp;
•	uncertainty surrounding the characterization of cannabinoids as a dietary ingredient by the FDA; and
•	enforcement activities by state and/or local law enforcement and regulatory authorities under the auspice of individual state law, regardless of any potential conflict thereby with federal law.

If our company’s operations, once commenced, are found to be in violation of any of such laws or any other governmental regulations, or if applicable laws or regulations change or the enforcement of applicable laws or regulations changes, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures, any of which could adversely affect our business and financial results.

Changes to federal laws pertaining to hemp could have an adverse affect on our company’s future operations. Assuming we obtain sufficient funding, we intend to enter the industrial hemp industry. Federal regulations under the 2018 Farm Bill were promulgated in the Interim Final Rule (IFR) on October 31, 2019. The IFR governed the domestic production of hemp under the 2018 Farm Bill and also specified the provisions that a state or tribal hemp plan must contain to be in compliance with the 2018 Farm Bill. On March 22, 2021, the USDA’s Final Rule on the same topic became effective. The Final Rule contains the following important provisions:

•	Harvest Window: Producers now have up to 30 days after collecting samples to harvest the crop.

•	Sampling Method: States and Indian Tribes may now implement “performance-based” sampling requirements. States and Indian Tribes are required to submit their “performance-based” plans to the USDA for approval to ensure that, at a confidence level of 95 percent, no more than one percent (1%) of the plants in a lot will exceed the “acceptable hemp THC level.” [i] Importantly, hemp that is produced for research is not subject to the same sampling requirements so long as the producer adopts and follows an alternative sampling method that has the potential to ensure that the plant will not test above the acceptable THC level.

•	Location of Samples: Although samples cannot be taken from the “whole plant,” the Final Rule provides greater flexibility for producers by modifying the sampling requirements to state that the sample shall be approximately five to eight inches from the “main stem” (that includes the leaves and flowers), “terminal bud” (that occurs at the end of a stem), or “central cola” (cut stem that could develop into a bud) of the flowering top of the plant.

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•	Disposal and Remediation of “Hot” Hemp: Producers no longer need to use a DEA-registered reverse distributor or duly authorized Federal, State, Tribal, or local law enforcement officer to dispose of non-compliant plants, commonly referred to as “hot” hemp. The Final Rule incorporates additional disposal methods including options such as plowing under non-compliant plants, composting into “green manure” for use on the same land, tilling, disking, burial, or burning the crop.

•	Testing Using DEA-Registered Laboratories. Due to the limited number of DEA-registered laboratories, the Drug Enforcement Administration (“DEA”) is allowing non-DEA registered labs to continue to test hemp until January 1, 2022.

•	Negligent Violations: The Final Rule increases the negligence threshold from 0.5 to 1.0 percent THC and clarifies how States and Indian Tribes determine when to suspend or revoke a producer’s license. As a result, producers do not commit a negligent violation if they produce plants that exceed the “acceptable hemp THC level” and use “reasonable efforts” to grow hemp and the plant does not have a THC concentration of more than 1.0 percent on a dry weight basis. However, producers are limited to no more than one (1) violation per calendar year.

•	Extent of Tribal Regulatory Authority over the Territory of the Indian Tribe: Tribes are explicitly authorized to exercise jurisdiction, and accompanying regulatory authority, over the production of hemp throughout its territory regardless of the extent of its inherent regulatory authority.

The Final Rule, while much improved from the IFR, could have a material adverse effect on our company’s future business, financial condition, and results of operations, though no prediction in this regard can be made.

Continuing uncertainty caused by potential changes to legal regulations could impair our ability to conduct future hemp-related operations. There is substantial uncertainty and different interpretations among federal, state and local regulatory agencies, legislators, academics and businesses as to the 2018 Farm Bill and the emerging regulation of cannabinoids. These different opinions include, but are not limited to, the regulation of cannabinoids by the FDA and the extent to which 2018 Farm Bill-compliant cultivators and processors may engage in interstate commerce. The uncertainties cannot be resolved without further federal, and perhaps even state-level, legislation, regulation or a definitive judicial interpretation of existing legislation and rules. While these uncertainties continue, they may have an adverse effect upon our company.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

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There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our officers and directors hold shares of our restricted common stock, but they are currently able to sell their shares in the market. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

We have approximately $610,000 in currently convertible debt instruments, the existence and/or conversion of which could cause a reduction in the market price for our common stock. As of the date of this Offering Circular, we have approximately $610,000 in currently convertible debt instruments, the conversion terms of which require share issuances at below-market prices. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

The outstanding shares of our Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our officers and directors, as a group, as the owners of 66.67% of all outstanding shares of the Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The Series A Preferred Stock shall be entitled to the number of votes equal to the total number of shares of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders. Our officers and directors will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 30, 2021, was $(5,694,144) (unaudited), or $(0.0013) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share	$.___[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$(0.0013)
Increase in net tangible book value per share after giving effect to this offering	$.___[0.0003-0.0009]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.___[(0.0010)-(0.0004)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.___[0.0020-0.0054]

Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share	$.___[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$(0.0013)
Increase in net tangible book value per share after giving effect to this offering	$.___[0.0003-0.0007]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.___[(0.0010)-(0.0006)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.___[0.0020-0.0056]

Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share	$.___[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$(0.0013)
Increase in net tangible book value per share after giving effect to this offering	$.___[0.0002-0.0005]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.___[(0.0011)-(0.0008)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.___[0.0021-0.0058]

Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share	$.___[0.001-0.005]
Net tangible book value per share as of September 30, 2021 (unaudited)	$(0.0013)
Increase in net tangible book value per share after giving effect to this offering	$.___[0.0001-0.0003]
Pro forma net tangible book value per share as of September 30, 2021 (unaudited)	$.___[(0.0012)-(0.0010)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.___[0.0022-0.0060]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	187,500,000	375,000,000	562,500,000	750,000,000
Gross proceeds	[$187,500-937,500]	[$375,000-1,875,000]	[$562,500-2,812,500]	[$750,000-3,750,000]
Offering expenses	12,500	12,500	12,500	12,500
Net proceeds	[$175,000-925,000]	[$362,500-1,862,500]	[$550,000-2,800,000]	[$737,500-3,737,500]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Sales and Marketing expenses	$ [70,000-370,000]	$ [145,000-745,000]	$ [220,000-1,120,000]	$ [295,000-1,495,000]
General and administrative expenses	[52,500-277,500]	[108,750-558,750]	[165,000-840,000]	[221,250-1,121,250]
Working Capital	[52,500-277,500]	[108,750-558,750]	[165,000-840,0000]	[221,250-1,121,250]
TOTAL	$ [175,000-925,000]	$ [362,500-1,862,500]	$ [550,000-2,800,000]	$ [737,500-3,737,500]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 750,000,000 Offered Shares on a best-efforts basis, at a fixed price of $.____[0.001-0.005] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

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We intend to sell the Offered Shares in this offering through the efforts of our President, Paul Cooleen. Mr. Cooleen will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Cooleen is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Cooleen:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.vizconnect.com and electronically receive and review the information set forth on such website.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.vizconnect.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $500.

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State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 5,000,000,000 shares of common stock, $.00001 par value per share; and (b) 50,000,000 shares of preferred stock, $.00001 par value per share, of which 20,000,003 shares have been designated, as follows: (1) Preferred Stock Series A, 3 shares authorized; (2) Preferred Stock Series B, 10,000,000 shares authorized; and (3) Preferred Stock Series C, 10,000,000 shares authorized.

As of the date of this Offering Circular, there were (w) 4,357,340,741 shares of our common stock issued and outstanding, held by 565 holders of record; (x) 3 shares of Series A Preferred Stock issued and outstanding; (y) no shares of Series B Preferred Stock issued and outstanding; and (z) no shares of Series C Preferred Stock issued and outstanding.

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Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors, as a group, own a total of 400,806,454 shares, or approximately 9.20%, of our outstanding common stock.

In addition, our officers and directors, as a group, own 66.67% of the issued and outstanding shares of Series A Preferred Stock and thereby control all corporate matters relating to our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Preferred Stock

Series A Preferred Stock. Holders of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the total number of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders.

Our officers and directors, as a group, own 66.67% of the issued and outstanding shares of Series A Preferred Stock and thereby control all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management and “Certain Transactions”).

Series B Preferred Stock. The Series B Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion price of $.00001 per share of common stock; has an initial established sale price of $2.50 per share; each share of Series B Preferred Stock is entitled to 10 votes at each meeting of our shareholders and is entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders.

Series C Preferred Stock. The Series C Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion rate of 500 shares of common stock for each shares of Series C Preferred Stock converted; has an initial established sale price of $2.00 per share; each share of Series C Preferred Stock is entitled to one vote at each meeting of our shareholders and is entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders.

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Convertible Promissory Notes

As of the date of this Offering Circular, we had outstanding a total of two separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investments control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
7/3/2014	$116,550	$78,750.00	$128,436	7/3/15	60% discount to current market	LG Capital Funding LLC (Joseph Leman)	Loan
8/25/2014	$86,000	$50,000.00	$117,506	2/25/2015	60% discount to current market	JSJ Investements Inc. (Sameer Hirji)	Loan

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Action Stock Transfer Corporation, 2469 E. Fort Union Boulevard, Suite 214, Salt Lake City, Utah 84121, as the transfer agent for our common stock. Action Stock Transfer’s website is located at: www.actionstocktransfer.com. No information found on Action Stock Transfer’s website is part of this Offering Circular.

BUSINESS

Corporate Information

Our corporate office is located at 91 Auburn Street, Suite J - #269, Portland, Maine 04103; our telephone number is 855-849-2666; and our website is www.vizconnect.com. We make available free of charge at this website all of our reports filed with OTCMarkets.com, including our annual reports, quarterly reports and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OCTMarkets.com. No information found on our company’s website is part of this Offering Circular.

History

Our company, VizConnect, Inc., was incorporated in the State of Nevada on October 15, 2010. We operate as a consulting firm specializing in assisting companies by providing first class business development consulting. Our portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement.

Business Overview

Our company operates as a consulting firm specializing in assisting companies by providing first class business development consulting. Our portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement. Our experienced team is driven to help customers increase value; maximize existing capabilities; improve shareholder performance and profitability; increase cost efficiency; and simplify business strategy.

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Current Operations

We have recently emerged as a re-branded business services company targeting certain industries identified by our management as offering exceptional future growth. As capital and business opportunities permit, we intend to:

•	Become involved with Healthcare technologies, Online Pharmacies, Pharmaceutical Manufacturing, Abbreviated New Drug Application (ANDA) acquisitions and IT Healthcare Solutions.
•	Take advantage of the growth in the CBD Industrial Hemp Agricultural Market and its integrated supply chain.
•	Become involved with emerging technologies in Artificial Intelligence (AI), Machine Learning (ML) and Deep Learning (DL).
•	Become involved with disruptive technologies in Financial Technologies and Digital Currencies.

The planned Pharmaceutical Manufacturing Company would be developed, as follows:

•	Pharmaceutical Manufacturing and Distribution framework built out.
•	Identify products and manufacturers for the best private label opportunities.
•	Asset Inventory procurement of selected Manufactured Product.
•	B2B sales model to retail pharmacies and wholesale distributors.
•	Focus on generic pharmaceutical manufacturing and distribution.
•	With adequate growth of the Pharmaceutical Manufacturing Company, we would pursue a parallel ANDA procurement project initiative to identify and purchase an ANDA.

In addition, we believe there are opportunities within the industrial hemp industry, including, without limitation, the following:

•	Hemp supply chain verticals.
•	Seed Cultivation facilities procurement, equipment and labor.
•	Hemp Farming land procurement, preparation and labor of up to 500 acres.
•	Crop Drying facilities procurement, equipment, set up, engineering and processing.

Competition

The business consulting services industry is marked by extreme competition and low barriers to entry. Many of our competitors possess substantially greater resources, financial and otherwise, including name recognition, than does our company. In addition, it can be expected that we will face similar competitive challenges, if and when we enter other industries. There is no assurance that we will compete successfully in our chosen industries.

Intellectual Property

Our intellectual property consists of our copyrighted website content, social media pages on Facebook and Twitter, as well as the term “VizConnect.” On February 12, 2013, we submitted an application with the United States Patent and Trademark Office with regard to the mark “VizConnect”. The application has been assigned serial number 85847434.

Employees

We currently has no employees, with the four executive officers of our company contributing their time to our business efforts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

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COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates.

Our company’s growth opportunities were impacted negatively by COVID-19, but we are unable to quantify such impact.

Principal Factors Affecting Our Financial Performance

Our future operating results will be primarily affected by the following factors:

-	our ability to execute our business plan;
-	our ability to manage our expansion, growth and operating expenses;
-	our ability to finance our business;
-	our ability to compete and succeed in a highly competitive and rapidly evolving business; and
-	our ability to respond and adapt to changes in technology.

Results of Operations

Nine Months Ended September 30, 2021 (“Current Period”), Compared to Nine Months Ended September 30, 2020 (“Prior Period”). During the Current Period and the Prior Period, we have not generated any cash revenue. General and administrative expenses were $38,246 (unaudited) and $102 (unaudited) during the Current Period and the Prior Period, respectively.

Interest Expense. Interest expense was $119,637 (unaudited) and $117,291 (unaudited) during the Current Period and the Prior Period, respectively.

Net Loss. For the Current Period, we had a net loss of $157,883 (unaudited), compared to a net loss of $117,393 (unaudited) for the Prior Period. The increase in net loss is attributable to our increased operating activities during the Current Period.

Year Ended December 31, 2020 (“Fiscal 2020”), Compared to Year Ended December 31, 2019 (“Fiscal 2019”). During Fiscal 2020 and Fiscal 2019, we did not generate any cash revenue. General and administrative expenses were $5,137 (unaudited) and $14,862 (unaudited) during Fiscal 2020 and Fiscal 2019, respectively.

Net Loss. For Fiscal 2020, we had a net loss of $156,388 (unaudited), compared to a net loss of $150,373 (unaudited) for Fiscal 2019.

Plan of Operation

Our company operates as a consulting firm specializing in assisting companies by providing first class business development consulting. Our portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement. Our experienced team is driven to help customers increase value; maximize existing capabilities; improve shareholder performance and profitability; increase cost efficiency; and simplify business strategy.

We have recently emerged as a re-branded business services company targeting certain industries identified by our management as offering exceptional future growth. As capital and business opportunities permit, we intend to:

•	Become involved with Healthcare technologies, Online Pharmacies, Pharmaceutical Manufacturing, Abbreviated New Drug Application (ANDA) acquisitions and IT Healthcare Solutions.
•	Take advantage of the growth in the CBD Industrial Hemp Agricultural Market and its integrated supply chain.
•	Become involved with emerging technologies in Artificial Intelligence (AI), Machine Learning (ML) and Deep Learning (DL).
•	Become involved with disruptive technologies in Financial Technologies and Digital Currencies.

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The planned Pharmaceutical Manufacturing Company would be developed, as follows:

•	Pharmaceutical Manufacturing and Distribution framework built out.
•	Identify products and manufacturers for the best private label opportunities.
•	Asset Inventory procurement of selected Manufactured Product.
•	B2B sales model to retail pharmacies and wholesale distributors.
•	Focus on generic pharmaceutical manufacturing and distribution.
•	With adequate growth of the Pharmaceutical Manufacturing Company, we would pursue a parallel ANDA procurement project initiative to identify and purchase an ANDA.

In addition, we believe there are opportunities within the industrial hemp industry, including, without limitation, the following:

•	Hemp supply chain verticals.
•	Seed Cultivation facilities procurement, equipment and labor.
•	Hemp Farming land procurement, preparation and labor of up to 500 acres.
•	Crop Drying facilities procurement, equipment, set up, engineering and processing.

Financial Condition, Liquidity and Capital Resources

As of the date of this Offering Circular, we possess approximately $95,000 in cash, which we believe to be sufficient to satisfy our cash requirements for the next twelve months. However, to complete our plan of business, we will be required to obtain additional funds, including pursuant to this offering.

Convertible Promissory Notes. As of the date of this Offering Circular, we have outstanding a total of two separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investments control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
7/3/2014	$116,550	$78,750.00	$128,436	7/3/15	60% discount to current market	LG Capital Funding LLC (Joseph Leman)	Loan
8/25/2014	$86,000	$50,000.00	$117,506	2/25/2015	60% discount to current market	JSJ Investements Inc. (Sameer Hirji)	Loan

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended December 31, 2020, and, without the proceeds from this offering, no such expenditures are expected to be made during the year ending December 31, 2021.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Paul Cooleen	57	President, Acting Chief Financial Officer, Treasurer and Director
Edward Carroll	58	Secretary and Director
Andrew Preston	50	Executive Vice President and Director
Thomas Manning	53	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and directors. No family relationships exist between our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Paul Cooleen. Mr. Cooleen serves as the Company’s President, Acting Chief Financial Officer, Treasurer and Director. Mr. Cooleen has over 20 years of experience as an interdealer broker in the Bond Market. Paul started his Wall Street career in 1987 at ICAP in New York City in the US Government Bond Market and helped build a successful Treasury Bill Desk until 2003. In January 2003, Mr. Cooleen moved his family to Maine and bought a restaurant in the Mid-Coast region. After renovating, staffing, and managing the business for three years, he sold the property and business and re-entered the bond market back in New York. While in New York, Mr. Cooleen started a Mortgage Bond and CDS/ABX Index Desk at BGC Partners, a subsidiary of Cantor Fitzgerald. As the mortgage market began to meltdown and the fail rate of banks began to rise, Mr. Cooleen saw an opportunity to start a desk that would buy bank asset paper from the FDIC and sell it out to the Wall Street Market. Mr. Cooleen has a Bachelor’s of Science Degree from Plymouth State University and resides in Falmouth, Maine.

Edward Carroll. Mr. Carroll serves as the Company’s Secretary and Director. A 20-year+ veteran of media, Mr. Carroll leverages his video and media savvy to help businesses and entrepreneurs take advantage of video and mobile marketing. As an Associated Press and Emmy award winning on-air personality, Mr. Carroll has appeared on local television newscasts in Boston and throughout New England as well as the CBS Evening News and spent many years producing and appearing in weathercasts, news features and special programs. Mr. Carroll launched his own production company in 2005 developing special marketing pieces for the Cape Cod Chamber of Commerce and Bosse Sports Clubs as well as other web-based videos for smaller companies. Seeing the explosive growth in mobile marketing and the need for businesses to access customers on their mobile devices, Mr. Carroll was instrumental in the architecture of the Company’s software platform. Ed received a Bachelor of Science from Plymouth State University in 1986 and makes his home in Longmeadow, Massachusetts.

Thomas Manning. Mr. Manning possesses over 25 years of experience in various industries, including information technology, real estate development, business start-ups and company enterprise platform scaling. Mr. Manning earned a Bachelor’s Degree in Finance and a Master’s in Business Administration from Bentley College, Waltham, Massachusetts.

Andrew Preston. Mr. Preston possesses over 25 years of experience in various industries, including financial services, mortgage debt investments, commercial real estate acquisition and development. Mr. Preston earned a Bachelor’s Degree in Finance from Bentley College, Waltham, Massachusetts.

Conflicts of Interest

At the present time, we do not foresee any conflicts relating to any of our officers and directors.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2020, our Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on three occasions.

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Independence of Board of Directors

None of our directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Secretary, Edward Carroll, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Carroll collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Paul Cooleen	2020	---	---	---	---	---	---	---	---
President, Acting Chief Executive	2019	---	---	---	---	---	---	---	---
Officer and Treasurer	2018	---	---	---	---	---	---	---	---
Edward Carroll	2020	---	---	---	---	---	---	---	---
Secretary	2019	---	---	---	---	---	---	---	---
	2018	---	---	---	---	---	---	---	---
Andrew Preston *	2020	---	---	---	---	---	---	---	---
Executive Vice President	2019	---	---	---	---	---	---	---	---
	2018	---	---	---	---	---	---	---	---

* This person did not become an officer and director of our company until November 2019.

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Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unex-ercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Cooleen	---	---	---	---	n/a	---	n/a	---	---
Edward Carroll	---	---	---	---	n/a	---	n/a	---	---
Andrew Preston	---	---	---	---	n/a	---	n/a	---	---

Employment Agreements

We have not entered into an employment agreement with any of our executive officers. However, in the future, it is expected that we will enter into employment agreements with such persons, although none of the terms of such an employment agreement has been determined.

Outstanding Equity Awards

During the years ended December 31, 2020 and 2019, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

	Share Ownership Before This Offering		Share Ownership After This Offering		Effective Voting Power After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Number of Shares Entitled to Vote		% of Total Shares Voting (3)
Common Stock
Executive Officers and Directors
Paul Cooleen	100,201,613.5	1.92%	100,201,613.5	1.64%	826,570,315	(4)	7.36%
Edward Carroll	100,201,613.5	1.92%	100,201,613.5	1.64%	826,570,315	(4)	7.36%
Andrew Preston	100,201,613.5	1.92%	100,201,613.5	1.64%	826,570,315	(4)	7.36%
Thomas Manning	100,201,613.5	1.92%	100,201,613.5	1.64%	826,570,315	(4)	7.36%
Officers and directors, as a group (4 persons)	400,806,454	7.68%	400,806,454	6.56%	3,306,281,260	(5)	29.44%

Series A Preferred Stock(6)

Paul Cooleen	0.5	16.67%	0.5	16.67%	726,368,701.5	(6)	6.46%
Edward Carroll	0.5	16.67%	0.5	16.67%	726,368,701.5	(6)	6.46%
Andrew Preston	0.5	16.67%	0.5	16.67%	726,368,701.5	(6)	6.46%
Thomas Manning	0.5	16.67%	0.5	16.67%	726,368,701.5	(6)	6.46%
Estate of Brian Dee	1.0	33.32%	1.0	33.32%	1,451,865,934	(6)	12.94%

(1)

Based on 5,227,065,953 shares outstanding, which includes 4,357,340,741 issued shares and 869,725,212 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, before this offering.

(2)

Based on 6,126,765,953 shares outstanding, which includes 5,107,340,740 issued shares and 1,019,425,212 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular, after this offering and assuming all of the Offered Shares are sold.

(3)

Based on 11,234,106,694 shares outstanding, which includes (a) 5,107,340,741 issued shares, assuming the sale of all of the Offered Shares, (b) 1,019,425,212 unissued shares that underlie portions of convertible debt instruments convertible within 60 days of the date of this Offering Circular and (c) 5,107,340,741 shares associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters.

(4)

100,201,613.5 of these shares are issued and outstanding; 726,368,701.5 of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 7).

(5)

400,806,454 of these shares are issued and outstanding; 2,905,474,806 of these shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 7).

(6)	These shares are associated with the Series A Preferred Stock that are assumed to be issued for purposes of voting on corporate matters (see Note 7).
(7)

The Series A Preferred Stock shall be entitled to the number of votes equal to the total number of shares of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders.

Series A Preferred Stock

Currently, there are three (3) shares of our Series A Preferred Stock issued and outstanding, 66.67% of which are owned by our officers and directors, Paul Cooleen, Edward Carroll, Andrew Preston and Thomas Manning, as a group, and, through their ownership thereof, control all corporate matters of our company.

The Series A Preferred Stock shall be entitled to the number of votes equal to the total number of shares of our common stock outstanding as of the record date for the determination of shareholders entitled to vote at each meeting of our shareholders and entitled to vote on all matters submitted or required to be submitted to a vote of our shareholders. Messrs. Cooleen, Carroll, Preston and Manning, as the owners of 66.67% of the outstanding shares of our Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series A Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2015, we issued certain of our securities to our officers and directors, Paul Cooleen, Edward Carroll and Brian Dee (now deceased), as follows:

•	In February 2015, we issued a total of 3 shares (1 share each) of our Series A Preferred Stock;
•	In May 2015, we issued a total of 1,200,000 shares (400,000 shares each) of our common stock; and
•	In October 2015, we issued a total of 600,000,000 shares (200,000,000 shares each) of our common stock.

The securities issued to Messers. Cooleen, Carroll and Dee were issued in payment of accrued salary in the total amount of $1,000.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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26

VIZCONNECT, INC.
BALANCE SHEETS

	As of September 30, 2021 (unaudited)		As of December 31, 2020 (unaudited)
ASSETS
CURRENT ASSETS
Cash		$71,550		$4,500
Prepaid expenses and other current assets		4,336		7,836
TOTAL CURRENT ASSETS		75,886		12,336
TOTAL ASSETS		$75,886		$12,336
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$	---	$	---
Accrued expenses		1,513,370		1,393,733
Deferred revenues		18,000		18,000
Notes payable - related parties		30,406		30,406
Notes payable - third parties		557,244		557,244
Convertible notes payable		462,283		462,283
Derivative liability		296,400		296,400
TOTAL CURRENT LIABILITIES		2,877,703		2,761,566
TOTAL LIABILITIES		2,877,703		2,761,566

See accompanying notes to the unaudited financial statements.

F-1

VIZCONNECT, INC.
BALANCE SHEETS (cont.)

	As of September 30, 2021 (unaudited)	As of December 31, 2020 (unaudited)
STOCKHOLDERS’ DEFICIT
Preferred Stock: $.00001 par value, 50,000,000 shares authorized: 20,000,003 shares and 20,000,003 shares designated as of September 30, 2021, and December 31, 2020, respectively
Preferred Stock Series A: $.00001 par value, 3 shares authorized, 3 shares and 3 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	1	1
Preferred Stock Series B: $.00001 par value, 10,000,000 shares authorized, 0 shares and 0 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	---	---
Preferred Stock Series C: $.00001 par value, 10,000,000 shares authorized, 0 shares and 0 shares issued and outstanding as of and September 30, 2021, and December 31, 2020, respectively	---	---
Common Stock: $.00001 par value, 5,000,000,000 shares authorized, 4,165,674,541 shares and 3,136,266,642 shares issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	41,761	31,361
Additional paid-in capital	2,805,565	2,756,965
Stockholders’ deficit	(5,694,144)	(5,537,557)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$75,886	$12,336

See accompanying notes to the unaudited financial statements.

F-2

VIZCONNECT, INC.
STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

	Nine Months Ended 9/30/21 (unaudited)		Nine Months Ended 9/30/20 (unaudited)		Nine Months Ended 9/30/21 (unaudited)		Nine Months Ended 9/30/20 (unaudited)
REVENUE
Revenue	$	---	$	---	$	---	$	---
Total Revenue		---		---		---		---
OPERATING EXPENSES
General and Administrative		5,632		34		38,246		102
Total Operating Expenses		5,632		34		38,246		102
Loss From Operations		(5,632)		(34)		(38,246)		(102)
Interest Expense		(39,879)		(39,097)		(119,637)		(117,291)
NET LOSS BEFORE INCOME TAX		(45,511)		(39,131)		(157,883)		(117,393)
Provision for income tax		---		---		---		---
NET LOSS		$(45,511)		$(39,131)		$(157,883)		$(117,393)

Basic and diluted loss per common share		$(0.00)		$(0.00)		$(0.00)		$(0.00)
Basic and diluted weighted average shares outstanding		3,882,353,599		2,986,266,642		3,640,698,875		2,986,266,642

See accompanying notes to the unaudited financial statements.

F-3

VIZCONNECT, INC.
STATEMENTS OF CHANGES IN DEFICIT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020 (unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance 12/31/2020	3	$1	3,136,266,642	$31,361	$2,756,965	$(5,537,557)	$(2,749,230)
Common Stock Issued for Cash	---	---	540,000,000	5,400	48,600	---	54,000
Net Gain (Loss)	---	---	---	---	---	(66,643)	(66,643)
Balance 3/31/2021	3	1	3,676,266,642	36,763	2,805,565	(5,604,200)	(2,761,873)
Net Gain (Loss)	---	---	---	---	---	(44,433)	(44,433)
Balance 6/30/2021	3	$1	3,676,266,642	$36,763	$2,805,565	$(5,648,633)	$(2,806,306)
Common Stock Issued for Cash	---	---	500,000,000	5,000	45,000	---	50,000
Net Gain (Loss)	---	---	---	---	---	(45,511)	(45,511)
Balance 9/30/2021	3	$1	4,176,266,642	$41,761	$2,850,565	$(5,964,144)	$(2,801,817)

Balance 12/31/2019	3	$1	3,076,266,642	$30,761	$2,751,565	$(5,376,032)	$(2,593,705)
Common Stock Issued for Cash	---	---	20,000,000	200	1,800	---	2,000
Net Gain (Loss)	---	---	---	---	---	(39,131)	(39,131)
Balance 3/31/2020	3	1	3,096,266,642	30,961	2,753,365	(5,415,163)	(2,630,836)
Net Gain (Loss)	---	---	---	---	---	(39,131)	(39,131)
Balance 6/30/2020	3	$1	3,096,266,642	$30,961	$2,753,365	$(5,454,294)	$(2,669,967)
Net Gain (Loss)	---	---	---	---	---	(39,131)	(39,131)
Balance 9/30/2020	3	$1	3,096,266,642	$30,961	$2,753,365	$(5,493,425)	$(2,709,098)

See accompanying notes to the unaudited financial statements.

F-4

VIZCONNECT, INC.
STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 and 2020

	Nine Months Ended 9/30/21 (unaudited)		Nine Months Ended 9/30/20 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss		$(157,883)		$(78,262)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense		---		34
Operating Expenses		5,632		---
Changes in Operating Assets and Liabilities:
Accrued Interest		119,637		78,194
Net Cash Used in Operating Activities		(32,614)		---
CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred Revenue		---		---
Net Cash Used in Investing Activities		---		---
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Common Stock		104,000		2,000
Proceeds from Notes Payable - third parties		---		---
Proceeds from Notes Payable - related parties		---		---
Net Cash Provided by Financing Activities		104,000		2,000
NET INCREASE (DECREASE) IN CASH		71,386		2,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		4,500		---
CASH AND CASH EQUIVALENTS AT END OF PERIOD		$75,886		$2,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$	---	$	---
Cash Paid for Taxes	$	---	$	---

See accompanying notes to the unaudited financial statements.

F-5

VIZCONNECT, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2021 (unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Basis of Presentation

VizConnect, Inc. (the “Company”) was incorporated in the State of Nevada on October 15, 2010. The Company’s year-end is December 31.

The Company operates as a consulting firm specializing in assisting companies by providing first class business development consulting. The Company’s portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement. The Company’s experienced team is driven to help customers increase value; maximize existing capabilities; improve shareholder performance and profitability; increase cost efficiency; and simplify business strategy.

Reverse Split

In September 2015, the Company effected a 1-for-2,500 reverse split of its common stock. Historical information presented in the accompanying financial statements and in these notes has been adjusted to reflect this reverse stock split.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the determinations of fair values of certain financial instruments.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At September 30, 2021, and December 31, 2020, the Company had no cash equivalents.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collection of the resulting receivable is reasonably assured.

Property and Equipment

Property and equipment is recorded at cost. Additions and betterments are capitalized; maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is 5 years for furniture. Depreciation for the nine months ended September 30, 2021 and 2020, was $0 (unaudited) and $68 (unaudited), respectively.

Derivatives

The Company’s capital structure includes the use of convertible debt features that are classified as derivative financial instruments. Derivative financial instruments are recognized as either assets or liabilities and are measured at fair value in accordance with FASB ASC 815 “Derivatives and Hedging”.

Re-classifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company’s net loss or cash flows.

New Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and believes none will have a material effect on its consolidated financial statements upon implementation.

F-6

2. GOING CONCERN

The Company had a net loss of $161,525 (unaudited) for the year ended December 31, 2020, an accumulated deficit of $5,537,557 (unaudited) and a working capital deficit of $2,749,220 (unaudited) as of December 31, 2020. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding through implementing its newly adopted business plan to expand operations will provide the opportunity for the Company to continue as a going concern.

3. FAIR VALUE OF INSTRUMENTS

The Company’s capital structure includes the use of convertible debt features that are classified as derivative financial instruments. Derivative financial instruments are recognized as either assets or liabilities and are measured at fair value in accordance with FASB ASC 815 “Derivatives and Hedging”. ASC 815 requires that changes in fair value of derivative financial instruments with no hedging designation be recognized as gains (losses) in the earnings statement. Fair value measurement and disclosures are determined in accordance with FASB ASC 820 “Fair Value Measurements and Disclosures”.

FASB ASC 820 establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment may be required in interpreting market data used to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

The following inputs are used in the valuation of the financial assets and liabilities:

Level 1 - Inputs represent unadjusted quoted prices for identical assets and liabilities exchanged in active markets.

Level 2 - Inputs include directly or indirectly observable inputs other than Level 1 inputs such as quoted prices for similar assets or liabilities exchanged in active or inactive markets; quoted prices for identical assets or liabilities exchanged in inactive markets; other inputs that are considered in fair value determinations of the assets or liabilities, such as interest rates or yield curves that are observable at commonly quoted intervals, volatilities, repayment speeds, loss severities, credit risks and default rates; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs include unobservable inputs used in the measurement of assets and liabilities. Management is required to use its own assumptions regarding unobservable inputs, because there is little, if any, market activity in the assets or liabilities or related observable inputs that can be corroborated at the measurement date. Measurements of non-exchange traded derivative contract assets and liabilities are primarily based on valuation models, discounted cash flow models or other valuation techniques that are believed to be used by market participants. Unobservable inputs require management to make certain projections and assumptions about the information that would be used by market participants in pricing assets and liabilities.

4. NOTES PAYABLE - RELATED PARTIES

During 2011, the Company entered into two notes payable for a total of $22,500. The notes have an interest rate of 10%, are unsecured, and due March 15, 2012. On February 14, 2014, these notes plus accrued interest were converted into a new note due on November 14, 2014 with an interest rate of 15% and premium interest of 20% beginning November 14, 2014. During the three months ended March 31, 2014, $2,500 was repaid. The Company also converted $4,848 of interest to principal on the notes. During 2014, the Company entered into two notes payable for a total of $5,000 with no interest, are unsecured, and due on demand. During the year ended December 31, 2014, $5,000 was repaid. As of December 31, 2019 and 2018, the total amount outstanding is $24,849 (unaudited) and $24,848 (unaudited), respectively. As of September 30, 2021, and December 31, 2020, all of these notes are past due.

F-7

5. NOTES PAYABLE - THIRD PARTIES

During 2011, the Company entered into a note payable for $15,000. The note has an interest rate of 2% monthly, is unsecured, and due on demand. As of September 30, 2021, and December 31, 2020, the total amount outstanding is $13,000 (unaudited) and $13,000 (unaudited), respectively. As of September 30, 2021, and December 31, 2020, these notes are past due.

In January, 2014, the Company entered into two notes payable for a total of $20,000. The notes have an interest rate of 15% per year. In February, 2014, the Company entered into a note payable for $10,000. The note has an interest rate of 15% per year. In March, 2014, the Company entered into a note payable for $60,000. The note has a lump sum interest payment due of $4,000. In March 2014, the Company entered into a note payable for $100,000. The note has an interest rate of 10% with a lump sum of interest of $10,000 due upon repayment, and is unsecured. During the year ended December 31, 2014, the Company accreted $10,000 of the original issuance discount. As of June 30, 2021, and December 31, 2020, the total principal amount outstanding is $67,671 (unaudited) and $67,671, respectively. In May 2014, the Company entered into a note payable for $100,000. The note has an interest rate of 10% with a lump sum of interest of $20,000 due upon repayment, and is unsecured. As of September 30, 2021, and December 31, 2020, the total principal amount outstanding is $96,302 (unaudited) and $96,302 (unaudited), respectively. In July 2014, the Company entered into a $75,000 note with an interest rate of 15%. In October 2014, the Company entered into two notes payable for a total of $20,000. The notes have lump sum interest payments due totaling $6,667. In December 2014, the Company entered into a note payable for $5,000. The note has a lump sum interest payment due of $1,000, with an increase in the lump sum interest payment due of an additional $1,000. Also In 2014, the Company entered into two notes payable for a total of $164,272. As of September 30, 2021, and December 31, 2020, all of these notes are past due.

6. CONVERTIBLE NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investments control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
7/2/2014	$62,833	$55,832.00	$31,662	7/2/2015	60% discount to current market	JMJ Financial (Justin Keener d/b/a)	Loan
7/3/2014	$116,550	$78,750.00	$128,436	7/3/15	60% discount to current market	LG Capital Funding LLC (Joseph Leman)	Loan
7/17/2014	$86,000	$50,000.00	$117,586	1/17/2015	60% discount to current market	JSJ Investments Inc. (Sameer Hirji)	Loan
8/25/2014	$86,000	$50,000.00	$117,506	2/25/2015	60% discount to current market	JSJ Investements Inc. (Sameer Hirji)	Loan
10/1/2014	$37,000	$25,000.00	$40,773	9/25/2015	60% discount to current market	Adar Bays LLC (Ayreh Goldstein)	Loan
11/14/2014	$91,200	$57,000.00	$112,884	11/14/2015	60% discount to current market	Coventry Enterprises LLC (Jack Bodenstein)	Loan
12/16/2014	$43,000	$25,000.00	$58,773	6/25/2016	60% discount to current market	JMJ Financial (Justin Keener d/b/a)	Loan

7. CAPITAL STOCK

During the nine months ended September 30, 2021, the Company issued 1,040,000,000 shares of common stock for $104,000 of cash.

During the nine months ended September 30, 2020, the Company issued 20,000,000 shares of common stock for $2,000 of cash.

F-8

8. AMENDMENTS TO ARTICLES OF INCORPORATION

During 2015, the Company filed a Certificate of Amendment to the Articles of Incorporation to increase the authorized shares of common stock to 2,000,000,000 having a par value of $0.00001.

During 2015, the Company filed a Certificate of Amendment to the Articles of Incorporation to increase the authorized shares of common stock and preferred stock to 5,000,000,000 and 50,000,000, respectively. The Company reduced the par value per share of common stock and preferred stock from $0.001 to $0.00001 per share. All share and per share amounts have been retroactively restated in these financial statements.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, designating three (3) shares of a new series of preferred stock, par value $0.00001 per share, as “Series A Preferred Stock.” Holder(s) of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the total number of Company’s common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, designating 10,000,000 shares of a new series of preferred stock, par value $0.00001 per share, as “Series B Preferred Stock.” The Series B Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion price of $.00001 per share of common stock; has an initial established sale price of $2.50 per share; each share of Series B Preferred Stock is entitled to 10 votes at each meeting of stockholders of the Company and is entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, designating 10,000,000 shares of a new series of preferred stock, par value $0.00001 per share, as “Series C Preferred Stock.” The Series C Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion rate of 500 shares of common stock for each shares of Series C Preferred Stock converted; has an initial established sale price of $2.00 per share; each share of Series C Preferred Stock is entitled to one vote at each meeting of stockholders of the Company and is entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

9. INCOME TAXES

The Company provides for income taxes under ASC Topic 740, Accounting for Income Taxes. Under ASC Topic 740, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

For the years ended December 31, 2020 and 2019, the Company did not record a current or deferred income tax expense or benefit.

10. TERMINATION OF FILING REQUIREMENTS UNDER SECURITIES EXCHANGE ACT OF 1934

In February 2021, the Company filed with the U.S. Securities and Exchange Commission a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 Or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

F-9

VIZCONNECT, INC.
BALANCE SHEETS

	As of December 31, 2020 (unaudited)		As of December 31, 2019 (unaudited)
ASSETS
CURRENT ASSETS
Cash		$4,500	$	---
Prepaid expenses and other current assets		7,836		7,836
TOTAL CURRENT ASSETS		12,336		7,836
Property, plant and equipment - net		---		137
TOTAL ASSETS		$12,336		$7,973
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$	---	$	---
Accrued expenses		1,393,733		1,237,345
Deferred revenues		18,000		18,000
Notes payable - related parties		30,406		30,406
Notes payable - third parties		557,244		557,244
Convertible notes payable		462,283		462,283
Derivative liability		296,400		296,400
TOTAL CURRENT LIABILITIES		2,761,566		2,601,678
TOTAL LIABILITIES		2,761,566		2,601,678

See accompanying notes to the unaudited financial statements.

F-10

VIZCONNECT, INC.
BALANCE SHEETS (cont.)

	As of December 31, 2020 (unaudited)	As of December 31, 2019 (unaudited)
STOCKHOLDERS’ DEFICIT
Preferred Stock: $.00001 par value, 50,000,000 shares authorized: 20,000,003 shares and 20,000,003 shares designated as of December 31, 2020 and 2019, respectively
Preferred Stock Series A: $.00001 par value, 3 shares authorized, 3 shares and 3 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Preferred Stock Series B: $.00001 par value, 10,000,000 shares authorized, 0 shares and 0 shares issued and outstanding as of December 31, 2020 and 2019, respectively	---	---
Preferred Stock Series C: $.00001 par value, 10,000,000 shares authorized, 0 shares and 0 shares issued and outstanding as of and December 31, 2020 and 2019, respectively	---	---
Common Stock: $.00001 par value, 5,000,000,000 shares authorized, 3,136,266,642 shares and 3,076,266,642 shares issued and outstanding as of December 31, 2020 and 2019, respectively	31,361	30,761
Additional paid-in capital	2,756,965	2,751,565
Accumulated deficit	(5,537,557)	(5,376,032)
Stockholders’ deficit	(2,749,230)	(2,482,021)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,336	$7,973

See accompanying notes to the unaudited financial statements.

F-11

VIZCONNECT, INC.
STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	2020 (unaudited)		2019 (unaudited)

REVENUE
Revenue	$	---	$	---
Total Revenue		---		---
OPERATING EXPENSES
General and Administrative		5,137		14,862
Total Operating Expenses		5,137		14,862
Loss From Operations		(5,137)		(14,862)
Interest Expense		(156,388)		(150,373)
NET LOSS BEFORE INCOME TAX		(161,525)		(165,235)
Provision for income tax		---		---
NET LOSS		(161,525)		(165,235)

Basic and diluted loss per common share		$(0.00)		$(0.00)
Basic and diluted weighted average shares outstanding		2,987,087,550		2,239,699,982

See accompanying notes to the unaudited financial statements.

F-12

VIZCONNECT, INC.
STATEMENTS OF CHANGES IN DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019 (unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance 12/31/2017	3	$1	741,403,893	$7,413	$2,622,532	$(5,049,428)	$(2,419,482)
Notes Payable Converted to Common Stock	---	---	1,502,987,500	15,030	83,800	---	98,830
Net Gain (Loss)	---	---	---	---	---	(161,369)	(161,369)
Balance 12/31/2018	3	$1	2,244,391,393	$22,443	$2,706,332	$(5,210,797)	$(2,482,021)
Notes Payable Converted to Common Stock	---	---	741,854,333	7,418	37,133	---	44,551
Common Stock Issued for Cash	---	---	90,000,000	900	8,100	---	9,000
Net Gain (Loss)	---	---	---	---	---	(165,235)	(165,235)
Balance 12/31/2019	3	$1	3,076,266,642	$30,761	$2,751,565	$(5,376,032)	$(2,593,705)
Common Stock Issued for Cash	---	---	60,000,000	600	5,400	---	6,000
Net Gain (Loss)	---	---	---	---	---	(161,525)	(161,525)
Balance 12/31/2020	3	$1	3,136,266,642	$31,361	$2,756,965	$(5,537,557)	$(2,749,230)

See accompanying notes to the unaudited financial statements.

F-13

VIZCONNECT, INC.
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	2020 (unaudited)		2019 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss		$(161,525)		$(165,235)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense		137		304
Changes in Operating Assets and Liabilities:
Accrued Interest		156,388		150,373
Net Cash Used in Operating Activities		(5,000)		(14,558)
CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred Revenue		---		---
Net Cash Used in Investing Activities		---		---
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Common Stock		6,000		9,000
Proceeds from Notes Payable - third parties		3,500		---
Proceeds from Notes Payable - related parties		---		5,558
Net Cash Provided by Financing Activities		9,500		14,558
NET INCREASE (DECREASE) IN CASH		4,500		---
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		---		---
CASH AND CASH EQUIVALENTS AT END OF PERIOD		$4,500	$	---

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid for Interest	$	---	$	---
Cash Paid for Taxes	$	---	$	---

See accompanying notes to the unaudited financial statements.

F-14

VIZCONNECT, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2020 (unaudited)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Basis of Presentation

VizConnect, Inc. (the “Company”) was incorporated in the State of Nevada on October 15, 2010. The Company’s year-end is December 31.

The Company operates as a consulting firm specializing in assisting companies by providing first class business development consulting. The Company’s portfolio of services encompasses a robust and innovative array of services, which include real estate acquisition, equity building, debt removal, revenue generation and asset acquirement. The Company’s experienced team is driven to help customers increase value; maximize existing capabilities; improve shareholder performance and profitability; increase cost efficiency; and simplify business strategy.

Reverse Split

In September 2015, the Company effected a 1-for-2,500 reverse split of its common stock. Historical information presented in the accompanying financial statements and in these notes has been adjusted to reflect this reverse stock split.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the determinations of fair values of certain financial instruments.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2020 and 2019, the Company had no cash equivalents.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collection of the resulting receivable is reasonably assured.

Property and Equipment

Property and equipment is recorded at cost. Additions and betterments are capitalized; maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the asset’s estimated useful life, which is 5 years for furniture. Depreciation for the years ended December 31, 2020 and 2019, $137 (unaudited) was $304 (unaudited), respectively.

Derivatives

The Company’s capital structure includes the use of convertible debt features that are classified as derivative financial instruments. Derivative financial instruments are recognized as either assets or liabilities and are measured at fair value in accordance with FASB ASC 815 “Derivatives and Hedging”.

Re-classifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications had no impact on the Company’s net loss or cash flows.

New Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and believes none will have a material effect on its consolidated financial statements upon implementation.

F-15

2. GOING CONCERN

The Company had a net loss of $161,525 (unaudited) for the year ended December 31, 2020, an accumulated deficit of $5,537,557 (unaudited) and a working capital deficit of $2,749,220 (unaudited) as of December 31, 2020. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding through implementing its newly adopted business plan to expand operations will provide the opportunity for the Company to continue as a going concern.

3. FAIR VALUE OF INSTRUMENTS

The Company’s capital structure includes the use of convertible debt features that are classified as derivative financial instruments. Derivative financial instruments are recognized as either assets or liabilities and are measured at fair value in accordance with FASB ASC 815 “Derivatives and Hedging”. ASC 815 requires that changes in fair value of derivative financial instruments with no hedging designation be recognized as gains (losses) in the earnings statement. Fair value measurement and disclosures are determined in accordance with FASB ASC 820 “Fair Value Measurements and Disclosures”.

FASB ASC 820 establishes a framework for measuring fair value by creating a hierarchy for observable independent market inputs and unobservable market assumptions and expands disclosures about fair value measurements. Considerable judgment may be required in interpreting market data used to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

The following inputs are used in the valuation of the financial assets and liabilities:

Level 1 - Inputs represent unadjusted quoted prices for identical assets and liabilities exchanged in active markets.

Level 2 - Inputs include directly or indirectly observable inputs other than Level 1 inputs such as quoted prices for similar assets or liabilities exchanged in active or inactive markets; quoted prices for identical assets or liabilities exchanged in inactive markets; other inputs that are considered in fair value determinations of the assets or liabilities, such as interest rates or yield curves that are observable at commonly quoted intervals, volatilities, repayment speeds, loss severities, credit risks and default rates; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs include unobservable inputs used in the measurement of assets and liabilities. Management is required to use its own assumptions regarding unobservable inputs, because there is little, if any, market activity in the assets or liabilities or related observable inputs that can be corroborated at the measurement date. Measurements of non-exchange traded derivative contract assets and liabilities are primarily based on valuation models, discounted cash flow models or other valuation techniques that are believed to be used by market participants. Unobservable inputs require management to make certain projections and assumptions about the information that would be used by market participants in pricing assets and liabilities.

4. NOTES PAYABLE - RELATED PARTIES

During 2011, the Company entered into two notes payable for a total of $22,500. The notes have an interest rate of 10%, are unsecured, and due March 15, 2012. On February 14, 2014, these notes plus accrued interest were converted into a new note due on November 14, 2014 with an interest rate of 15% and premium interest of 20% beginning November 14, 2014. During the three months ended March 31, 2014, $2,500 was repaid. The Company also converted $4,848 of interest to principal on the notes. During 2014, the Company entered into two notes payable for a total of $5,000 with no interest, are unsecured, and due on demand. During the year ended December 31, 2014, $5,000 was repaid. As of December 31, 2019 and 2018, the total amount outstanding is $24,849 (unaudited) and $24,848 (unaudited), respectively. As of December 31, 2020 and 2019, all of these notes are past due.

In 2019, the Company borrowed $9,000 from a related party on open account, which loan bears interest at 10% per annum and is due on demand.

F-16

5. NOTES PAYABLE - THIRD PARTIES

During 2011, the Company entered into a note payable for $15,000. The note has an interest rate of 2% monthly, is unsecured, and due on demand. As of December 31, 2020 and 2019, the total amount outstanding is $13,000 (unaudited) and $13,000 (unaudited), respectively. As of December 31, 2020 and 2019, these notes are past due.

In January, 2014, the Company entered into two notes payable for a total of $20,000. The notes have an interest rate of 15% per year. In February, 2014, the Company entered into a note payable for $10,000. The note has an interest rate of 15% per year. In March, 2014, the Company entered into a note payable for $60,000. The note has a lump sum interest payment due of $4,000. In March 2014, the Company entered into a note payable for $100,000. The note has an interest rate of 10% with a lump sum of interest of $10,000 due upon repayment, and is unsecured. During the year ended December 31, 2014, the Company accreted $10,000 of the original issuance discount. As of December 31, 2020 and 2019, the total principal amount outstanding is $67,671 (unaudited) and $67,671, respectively. In May 2014, the Company entered into a note payable for $100,000. The note has an interest rate of 10% with a lump sum of interest of $20,000 due upon repayment, and is unsecured. As of December 31, 2020 and 2019, the total principal amount outstanding is $96,302 (unaudited) and $96,302 (unaudited), respectively. In July 2014, the Company entered into a $75,000 note with an interest rate of 15%. In October 2014, the Company entered into two notes payable for a total of $20,000. The notes have lump sum interest payments due totaling $6,667. In December 2014, the Company entered into a note payable for $5,000. The note has a lump sum interest payment due of $1,000, with an increase in the lump sum interest payment due of an additional $1,000. Also In 2014, the Company entered into two notes payable for a total of $164,272. As of December 31, 2020 and 2019, all of these notes are past due.

In 2020, the Company borrowed $3,500 from a third party on open account, which loan bears interest at 10% per annum and is due on demand.

6. CONVERTIBLE NOTES PAYABLE

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investments control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
7/2/2014	$62,833	$55,832.00	$21,000	7/2/2015	60% discount to current market	JMJ Financial (Justin Keener d/b/a)	Loan
7/3/2014	$116,550	$78,750.00	$113,400	7/3/15	60% discount to current market	LG Capital Funding LLC (Joseph Leman)	Loan
7/17/2014	$86,000	$50,000.00	$108,000	1/17/2015	60% discount to current market	JSJ Investments Inc. (Sameer Hirji)	Loan
7/17/2014	$100,640	$68,000.00	$97,920	2/25/2015	60% discount to current market	KBM Worldwide Inc. (Seth Kramer)	Loan
8/25/2014	$86,000	$50,000.00	$108,000	2/25/2015	60% discount to current market	JSJ Investements Inc. (Sameer Hirji)	Loan
9/8/2014	$88,440	$92,880.00	$76,320	6/10/2015	60% discount to current market	KBM Worldwide Inc. (Seth Kramer)	Loan
10/1/2014	$37,000	$25,000.00	$36,000	9/25/2015	60% discount to current market	Adar Bays LLC (Ayreh Goldstein)	Loan
11/14/2014	$91,200	$57,000.00	$102,600	11/14/2015	60% discount to current market	Coventry Enterprises LLC (Jack Bodenstein)	Loan
12/16/2014	$43,000	$25,000.00	$54,000	6/25/2016	60% discount to current market	JMJ Financial (Justin Keener d/b/a)	Loan

During 2019, the Company issued a total of 741,854,333 shares of common stock pursuant to the conversion of $44,511 of convertible notes.

7. CAPITAL STOCK

During 2020, the Company issued 60,000,000 shares of common stock for $6,000 of cash.

During 2019, the Company issued a total of 741,854,333 shares of common stock pursuant to the conversion of $44,511 of convertible notes.

F-17

8. AMENDMENTS TO ARTICLES OF INCORPORATION

During 2015, the Company filed a Certificate of Amendment to the Articles of Incorporation to increase the authorized shares of common stock to 2,000,000,000 having a par value of $0.00001.

During 2015, the Company filed a Certificate of Amendment to the Articles of Incorporation to increase the authorized shares of common stock and preferred stock to 5,000,000,000 and 50,000,000, respectively. The Company reduced the par value per share of common stock and preferred stock from $0.001 to $0.00001 per share. All share and per share amounts have been retroactively restated in these financial statements.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, designating three (3) shares of a new series of preferred stock, par value $0.00001 per share, as “Series A Preferred Stock.” Holder(s) of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the total number of Company’s common stock outstanding as of the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company and entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, designating 10,000,000 shares of a new series of preferred stock, par value $0.00001 per share, as “Series B Preferred Stock.” The Series B Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion price of $.00001 per share of common stock; has an initial established sale price of $2.50 per share; each share of Series B Preferred Stock is entitled to 10 votes at each meeting of stockholders of the Company and is entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

During 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, designating 10,000,000 shares of a new series of preferred stock, par value $0.00001 per share, as “Series C Preferred Stock.” The Series C Preferred Stock has a liquidation preference of $1.00 per share; is convertible at any time into shares of common stock at a conversion rate of 500 shares of common stock for each shares of Series C Preferred Stock converted; has an initial established sale price of $2.00 per share; each share of Series C Preferred Stock is entitled to one vote at each meeting of stockholders of the Company and is entitled to vote on all matters submitted or required to be submitted to a vote of the stockholders of the Company.

9. INCOME TAXES

The Company provides for income taxes under ASC Topic 740, Accounting for Income Taxes. Under ASC Topic 740, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

For the years ended December 31, 2020 and 2019, the Company did not record a current or deferred income tax expense or benefit.

10. SUBSEQUENT EVENTS

Termination of Filing Requirements under Securities Exchange Act of 1934

In February 2021, the Company filed with the U.S. Securities and Exchange Commission a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 Or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

OTC Markets Group Application

In April 2021, the Company applied to OTC Markets Group for inclusion as an “OTC Pink” stock as an “alternative filer” on its trading platform.

Private Offering

Subsequent to December 31, 2020, the Company has sold 570,000,000 shares of its common stock in a private offering for $70,000 ($.0001 per share).

F-18

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1*	Articles of Incorporation

2.2#	Certificate of Designation

2.3#	Amended and Restated Articles of Incorporation

2.4#	Certificate of Designation of Preferred Stock

2.5#	Certificate of Designation of Preferred Stock

2.6#	Amendment to Certificate of Designation of Preferred Stock

2.7*	Bylaws

4.1#	Form of Subscription Agreement

6.1#	Convertible Note, LG Capital Fund

6.2#	Convertible Note, JSJ Investments

11.1#	Consent of Counsel (included in Exhibit 12.1).

12.1#	Opinion re: Legality

 ___________________________

* Incorporated by reference as indicated.

# Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on December 1, 2021.

VIZCONNECT, INC.

By:	/s/ Paul Cooleen
Paul Cooleen
President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul Cooleen	December 1, 2021
Paul Cooleen
President, Acting Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

/s/ Edward Carroll	December 1, 2021
Edward Carroll
Secretary and Director

/s/ Andrew Preston	December 1, 2021
Andrew Preston
Executive Vice President and Director

/s/ Thomas Manning	December 1, 2021
Thomas Manning
Director

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